EXHIBIT 10.7
SEVENTH AMENDMENT TO LEASE
     THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 15th day of October, 2007, by and between BMR-40 ERIE STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Fort Washington Limited Partnership (“Original Landlord”)), and VERTEX PHARMACEUTICALS INCORPORATED (“Tenant”).
RECITALS
     A. WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of March 3, 1995, as amended by that certain First Amendment to Lease dated as of December 29, 1995, that certain Second Amendment to Lease dated as of June 13, 1997, that certain Third Amendment to Lease dated as of October 1, 1998 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of February 2, 2000, that certain Fifth Amendment to Lease dated as of May 1, 1999 (the “Fifth Amendment”), and that certain Sixth Amendment to Lease dated as of April 6, 2005 (collectively, and as the same may have been further amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises defined as the “Additional Space” pursuant to the Third Amendment (as such term is further defined in the Fifth Amendment) and consisting of approximately 41,532 rentable square feet (the “Additional Space”) from Landlord at 40 Erie Street in Cambridge, Massachusetts (the “Building”);
     B. WHEREAS, Landlord and Tenant desire to extend the term of the Lease; and
     C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
     1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.
     2. Extension of Term. The Additional Space Term is hereby extended until December 31, 2010. The period from March 19, 2009, through December 31, 2010, is referred to herein as the “Extension Term.”
     3. Annual Fixed Rent. Tenant shall pay to Landlord as Annual Fixed Rent for the Additional Space during the Extension Term the amount of Two Million Ten Thousand Two Hundred Eighty-Eight and 72/100 Dollars ($2,010,288.72), equal to One Hundred Sixty-Seven Thousand Five Hundred Twenty-Four and 06/100 Dollar ($167,524.06) per month.
     4. Condition of Additional Space. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Additional Space and, notwithstanding anything
Form dated 5/3/07

contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Space for Tenant’s continued occupancy for the Extension Term or to pay for any improvements to the Additional Space, except as may be expressly provided in the Lease.
     5. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
     6. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
     7. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.
     8. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.
     9. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.
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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.
LANDLORD:

BMR-40 ERIE STREET LLC, a Delaware limited liability company
By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	Executive V.P.

TENANT:

VERTEX PHARMACEUTICALS INCORPORATED
By:	/s/ Kenneth S. Boger
	Name:	Kenneth S. Boger
	Title:	Sr. Vice President & General Counsel